Exhibit 5.1

May 23, 2017

RSP Permian, Inc.

3141 Hood Street, Suite 500

Dallas, Texas 75219

Ladies and Gentlemen:

We have acted as counsel for RSP Permian, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale (the “Offering”) of 15,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and an additional 2,250,000 shares of the Common Stock (together with the Firm Shares, the “Shares”) pursuant to the Underwriter’s (as defined below) option to purchase additional shares of Common Stock, by the Selling Stockholders (as defined below) pursuant to the Underwriting Agreement, dated May 18, 2017 (the “Underwriting Agreement”), by and between the Company, the selling stockholders named in Schedule I thereto (the “Selling Stockholders”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”).

The Shares have been offered for sale pursuant to a prospectus supplement, dated May 18, 2017 (the “Prospectus Supplement”) and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on May 22, 2017, to the prospectus (as amended and supplemented by the Prospectus Supplement, the “Prospectus”) that constitutes a part of the Company’s Registration Statement on Form S-3 (Registration No. 333-202823), filed with the Commission on March 17, 2015 (the “Registration Statement”), which Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.

In rendering the opinion set forth below, we have reviewed and relied upon (i) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, (ii) the Registration Statement and the Prospectus, (iii) resolutions of the Company’s board of directors relating to the Registration Statement and the Offering, (iv) the Underwriting Agreement, and (v) such other certificates, statutes and other instruments and documents as we considered necessary or appropriate for the purpose of rendering the opinion set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinion expressed below, and as to factual matters arising in connection with our review of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

For purposes of rendering the opinion set forth below, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

May 23, 2017 Page 2

complete copies of the originals thereof and (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

Our opinion herein is limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and we do not express any opinion as to the applicability of, or the effect thereon, of the laws of any other jurisdiction. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Company dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement and the Prospectus. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.